Exhibit 5.1

August 24, 2026

Serina Therapeutics, Inc.

601 Genome Way

Suite 2001

Huntsville, Alabama 35806

Ladies and Gentlemen:

We have acted as counsel to Serina Therapeutics, Inc., a Delaware corporation (the “Corporation”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”)

The Registration Statement relates to the resale by certain stockholders and warrant holders of the Corporation named in the Registration Statement (the “Selling Securityholders”), from time to time, of up to 12,500,000 shares (the “Securities”) of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to that certain Common Stock Purchase Agreement, dated as of August 21, 2026 (the “SPA”).

In our capacity as your counsel in the connection referred to above and as a basis for the opinion hereinafter expressed, we have examined (i) the First Amended and Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Corporation, as amended to date (the “Bylaws”), (iii) the SPA, (iv) originals, or copies certified or otherwise identified, of the Corporation, including minute books of the Corporation as furnished to us by the Corporation, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Corporation and other instruments and documents, and (vi) the Registration Statement and the prospectus contained therein. We have also examined originals, or copies certified to our satisfaction, of such other documents, records, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Corporation and the due authorization, execution and delivery of all documents by the parties thereto other than the Corporation. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Corporation.

Based upon and subject to the foregoing and the other matters set forth below, we are of the opinion that, as of the date hereof, when the Securities have been issued against payment therefor at not less than par value, in accordance with the terms of the SPA, the issuance of the Securities will have been duly authorized by all necessary corporate action of the Corporation, and the Securities will be validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Delaware General Corporation Law (“DGCL”)..

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. Our opinion expressed above is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion set forth herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

This opinion is furnished to you in connection with the filing of the Registration Statement, and may be relied upon by you and persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Bradley Arant Boult Cummings LLP

Bradley Arant Boult Cummings LLP | 1221 Broadway | Suite 2400 | Nashville, TN 37203 | 615.244.2582 | bradley.com